                                                                EXHIBIT 3.1




                      AMENDED AND RESTATED TRUST AGREEMENT

                          dated as of _______ __, 1995


                                     among


                           FORD MOTOR CREDIT COMPANY

                                      and

                       FORD CREDIT LEASING COMPANY, INC.

                       As Grantors and RCL Beneficiaries


                                      and



                         THE CHASE MANHATTAN BANK (USA)

                                   As Trustee

                               TABLE OF CONTENTS
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
                                                                    ARTICLE I
                                                                   DEFINITIONS  . . . . . . . . . . . . . . . .  2
    Section 1.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                                                                   ARTICLE II
                                                                  ORGANIZATION  . . . . . . . . . . . . . . . .  3
    Section 2.1  Organization and Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    Section 2.2  Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    Section 2.3  Purposes and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    Section 2.4  Resignation of Comerica and Appointment of Trustee . . . . . . . . . . . . . . . . . . . . . .  4
    Section 2.5  RCL Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    Section 2.6  Declaration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    Section 2.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    Section 2.8  Title to Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                                                   ARTICLE III
                                                              THE RCL BENEFICIARIES . . . . . . . . . . . . . .  6
    Section 3.1  Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                                                   ARTICLE IV
                                                         REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . .  7
    Section 4.1  Representations and Warranties of the Grantors   . . . . . . . . . . . . . . . . . . . . . . .  7

                                                                    ARTICLE V
                                                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES   . . . . . . . .  8
    Section 5.1  Establishment of RCL Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 5.2  Application of RCL Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 5.3  Accounting and Reports to RCL Beneficiaries, the Internal Revenue Service and Others . . . . .  9
    Section 5.4  Signature on Returns; Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    Section 5.5  Series 1995-1 Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    Section 5.6  Series 1995-1 Payahead Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                                   ARTICLE VI
                                                                   RCL TRUSTEE  . . . . . . . . . . . . . . . .  13
    Section 6.1  Duties of RCL Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    Section 6.2  Rights of RCL Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    Section 6.3  Acceptance of Trusts and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14



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                                       i
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    Section 6.4  Action upon Instruction by RCL Beneficiaries  . . . . . . . . . . . . . . . . . . . . . .   16
    Section 6.5  Furnishing of Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    Section 6.6  Representations and Warranties of RCL Trustee . . . . . . . . . . . . . . . . . . . . . .   17
    Section 6.7  Reliance; Advice of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    Section 6.8  RCL Trustee May Own Lease Trust Certificates and Notes  . . . . . . . . . . . . . . . . .   19
    Section 6.9  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    Section 6.10 Resignation or Removal of RCL Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    Section 6.11 Merger or Consolidation of RCL Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .   21
    Section 6.12 Appointment of Co-Trustee or Separate Trustee   . . . . . . . . . . . . . . . . . . . . .   21
    Section 6.13 Eligibility Requirements for RCL
                 Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                                   ARTICLE VII
                                                         TERMINATION OF TRUST AGREEMENT  . . . . . . . . .   24
    Section 7.1  Termination of Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                                                  ARTICLE VIII
                                                                   AMENDMENTS  . . . . . . . . . . . . . .   24
    Section 8.1  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                                                   ARTICLE IX
                                                                   TAX MATTERS . . . . . . . . . . . . . .   25
    Section 9.1  Tax Characterization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

                                                                    ARTICLE X
                                                                  MISCELLANEOUS  . . . . . . . . . . . . .   25
    Section 10.1              No Legal Title to RCL Assets; Direction of RCL Trustee Actions . . . . . . .   25
    Section 10.2              Limitations on Rights of Others  . . . . . . . . . . . . . . . . . . . . . .   25
    Section 10.3              Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    Section 10.4              Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    Section 10.5              Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    Section 10.6              Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    Section 10.7              No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    Section 10.8              No Petition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    Section 10.9              Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    Section 10.10             Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

Exhibit A  Form of Certificate of Trust




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                                      ii
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Exhibit B  Form of RCL Assignment Agreement

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                                      iii

         AMENDED AND RESTATED TRUST AGREEMENT, dated and effective as of _______ __, 1995 (as modified, supplemented or amended from time to time, this "Agreement") among (i) FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Ford Credit") as a Grantor and as a RCL Beneficiary, (ii) FORD CREDIT LEASING COMPANY, INC., a Delaware corporation ("Ford Credit Leasing") as a Grantor and a RCL Beneficiary and (iii) THE CHASE MANHATTAN BANK (USA), a Delaware banking corporation, as trustee under this Agreement.

         WHEREAS, the parties hereto intend to amend and restate, on the terms and conditions set forth herein, that certain Trust Agreement, dated as of January 31, 1994, among Ford Credit, Ford Credit Leasing and Comerica Bank as trustee (the "Original Agreement"), pursuant to which this trust was created;

         WHEREAS, Ford Credit and Ford Credit Leasing intend to transfer their respective Series 1995-1 Certificates to such trust pursuant to the terms of the Asset Contribution Agreement;

         WHEREAS, it is intended that the Series 1995-1 Certificates be transferred to the Lease Trust pursuant to the Transfer Agreement and, immediately thereafter, that an interest in the Series 1995-1 Certificates be acquired from the Lease Trust pursuant to the terms of the Program Operating Lease; and

         WHEREAS, it is intended that Ford Credit Leasing acquire from RCL a 1% interest in (i) all assets, rights, and obligations of RCL, including, but not limited to, the RCL Lease Trust Certificates, and each other asset of RCL and
(ii) the obligations of RCL under the Program Operating Lease, in accordance with the terms of the RCL Assignment Agreement.

         NOW THEREFORE, Ford Credit, Ford Credit Leasing and the RCL Trustee hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 Definitions. Whenever used in this Agreement capitalized terms have the meanings assigned to them herein or, if not defined herein, as defined in Appendix A attached hereto. To the extent that the definitions set forth herein conflict with the definitions set forth in Appendix A, or incorporated by reference therein, the definitions set forth herein shall be controlling. All references herein to "this Agreement" are to this Amended and Restated Trust Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

    "Certificate of Trust" means the Certificate of Trust filed with the office of the Secretary of State of the State of Delaware substantially in the form attached hereto as Exhibit A.

    "Grantors" means Ford Credit and Ford Credit Leasing in their capacities as grantors of the RCL Assets to RCL.

    "Liabilities" has the meaning set forth in Section 2.7.

    "Original Agreement" has the meaning set forth in the recitals to this Agreement.

    "Percentage Interest" means, (i) when used with respect to Ford Credit, (x) prior to the effective date of the RCL Assignment Agreement, 98% and (y) after the effective date of the RCL Assignment Agreement, the percentage equivalent of a fraction, the numerator of which is 98 and the denominator of which is 99, and (ii) when used with respect to Ford Credit Leasing, (x) prior to the effective date of the RCL Assignment Agreement, 2% and (y) after the effective date of the RCL Assignment Agreement, the percentage equivalent of a fraction, the numerator of which is 1 and the denominator of which is 99.

    "RCL" means the trust created pursuant to the Original Agreement and renamed "RCL Trust 1995-1" pursuant to Section 2.1.

    "RCL Assets" means (i) cash and any amounts on deposit in or credited to the RCL Account from time to time, (ii) the interest of RCL from time to time in the Series 1995-1 Certificates and all proceeds thereof, as set forth in
Section 5.1 and (iii) the interest in the Reserve Account and all amounts deposited therein.

    "RCL Assignment Agreement" means the assignment made by RCL to Ford Credit Leasing in the form attached hereto as Exhibit B.

    "RCL Beneficiaries" means Ford Credit and Ford Credit Leasing.

    "RCL Trustee" means The Chase Manhattan Bank (USA), in its capacity as trustee under this Agreement, together with its successors and any permitted assigns.

    "RCL Trustee Office" means the office of the RCL Trustee at which any particular time its corporate trust business shall be administered, which at the date hereof is 802 Delaware Avenue, Wilmington, Delaware 19801.

    "Trust Statute" means 12 Del. Code Section Section 3801 et. seq., as amended or supplemented from time to time.


                                   ARTICLE II
                                  ORGANIZATION

         Section 2.1 Organization and Name. The trust created pursuant to the Original Agreement and amended by this Agreement shall be known as "RCL Trust 1995-1" in which name the RCL Trustee may conduct the activities of RCL. It is the intention of the parties hereto that as of the date of the filing of the Certificate of Trust RCL constitute a trust under the Trust Statute and that this Agreement constitute the governing instrument of such trust.

         Section 2.2 Office. The office of RCL shall be in care of RCL Trustee at the RCL Trustee Office or at such other address as the RCL Trustee may designate by written notice to the Grantors and the RCL Beneficiaries.

         Section 2.3 Purposes and Powers. The purpose of RCL is to engage solely in the following activities, all in accordance with the terms of this
Agreement:

          (a) to pay the organizational, start-up and transactional expenses of RCL;

          (b) to acquire the Series 1995-1 Certificates pursuant to the Asset Contribution Agreement, transfer the Series 1995-1 Certificates to the Lease Trust pursuant to the Transfer Agreement and acquire an interest in the Series 1995-1 Certificates from the Lease Trust pursuant to the Program Operating Lease;

          (c) to assign, pursuant to the RCL Assignment Agreement, a 1% interest to Ford Credit Leasing in the RCL Assets and obligations of RCL;

          (d) to perform its obligations under agreements, instruments or other documents to which it is to be a party, including but not limited to the Asset Contribution Agreement, the RCL Assignment Agreement, the Transfer Agreement, the Program Operating Lease and the Lease Trust Agreement;

          (e) to hold the RCL Lease Trust Certificates (other than the RCL Lease Trust Certificate assigned to Ford Credit Leasing); and

          (f) to engage in those activities, including making distributions to RCL Beneficiaries, executing agreements, and executing and filing documents with regulatory agencies relating to the issuance of securities by the Lease Trust that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          Section 2.4 Resignation of Comerica and Appointment of Trustee. The RCL Beneficiaries hereby consent to and (i) accept the resignation of Comerica Bank as trustee of RCL and (ii) appoint The Chase Manhattan Bank
(USA) as trustee of RCL effective as of the date hereof, to have all the rights, powers and duties of the RCL Trustee set forth herein, and by its signature herein, The Chase Manhattan Bank (USA) hereby accepts its ap-pointment as RCL Trustee.

          Section 2.5 RCL Assets. (a) As of the date of the Original Agreement, Ford Credit as a Grantor hereby sold, assigned, transferred, conveyed and set over to RCL, as of the date thereof, the sum of $9800. Ford Credit Leasing as a Grantor hereby sold, assigned, transferred, conveyed and set over to RCL, as of the date thereof, the sum of $200. Comerica Bank, as trustee of RCL, acknowledged receipt in trust from each Grantor, as of the date thereof, of the foregoing contributions, which constituted the initial RCL Assets and were deposited in the RCL Account.

          (b) On the Closing Date, each of Ford Credit and Ford Credit Leasing, as Grantors, shall contribute and transfer the Series 1995-1 Certificates to RCL pursuant to the Asset Contribution Agreement, and then RCL shall transfer the Series 1995-1 Certificates to the Lease Trust pursuant to the Transfer Agreement and then, pursuant to the Program Operating Lease, the Lease Trust shall lease the Series 1995-1 Certificates to RCL.

          (c) Certain organizational expenses of RCL have been paid by RCL. The Grantors shall capitalize RCL with an amount sufficient to pay administrative expenses of RCL, including expenses of the RCL Trustee incurred on behalf of RCL, as they may arise. RCL shall at all times retain the RCL Lease Trust Certificates other than the RCL Lease Trust Certificate (representing 1% of the aggregate RCL Lease Trust Certificates).

          Section 2.6 Declaration of Trust. The RCL Trustee hereby declares that it shall hold all the RCL Assets, including all monies and proceeds of such RCL Assets, in trust for the benefit of the RCL
Beneficiaries in accordance with their respective Percentage Interests from time to time. Effective as of the date hereof, the RCL Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of RCL set forth in Section 2.3.

          Section 2.7 Indemnification. Notwithstanding Section 3803 of the Trust Statute, Ford Credit Leasing shall be liable to any injured party entitled thereto and shall indemnify, defend and hold harmless the RCL Trustee, including its successors, assigns, officers, directors, shareholders, employees and agents, for all losses, claims, damages, liabilities and expenses ("Liabilities") of RCL, or incurred in connection with RCL Assets to the extent that Ford Credit Leasing would be liable if RCL were a partnership under the Delaware Revised Uniform Limited Partnership Act and Ford Credit Leasing was a general partner thereof, and Ford Credit Leasing hereby covenants and agrees that it will maintain capital in an amount sufficient to maintain its status as a general partner of RCL and the Lease Trust; provided, however, that in no event shall the RCL Trustee be indemnified or held harmless for any Liabilities incurred (i) by reason of the RCL Trustee's willful malfeasance, bad faith or negligence or (ii) incurred by reason of the RCL Trustee's breach of its representations and warranties set forth in
Section 6.6. In addition, if necessary, to the extent not otherwise reimbursed, the RCL Trustee shall be entitled to indemnification from the RCL Account, subject to the liens under the Basic Documents of the Lease Trustee on behalf of the Lease Trust and the Indenture Trustee on behalf of the Noteholders, for any claims against the RCL trustee the indemnification for which is provided pursuant to this Section 2.7.

          Section 2.8 Title to Trust Property. Legal title to all the RCL Assets shall be vested at all times in RCL or, if required by applicable law, the RCL Trustee or a co-trustee and/or a separate trustee, as the case may be. The RCL Trustee or any such co-trustee and/or separate trustee shall at all times hold the RCL Assets on behalf of the RCL Beneficiaries. RCL shall not transfer any RCL Assets except as specifically provided in the Basic Documents.


                                  ARTICLE III
                             THE RCL BENEFICIARIES

          Section 3.1 Restrictions on Transfer. Other than pursuant to the RCL Assignment Agreement, neither Ford Credit nor Ford Credit Leasing may transfer its beneficial interest in RCL to any Person. Notwithstanding the foregoing, there shall be no restriction on the ability of RCL, acting upon the joint instructions of the RCL Beneficiaries, to transfer, convey, assign, lease and otherwise enter into agreements with respect to any or all of the RCL Assets.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 Representations and Warranties of the Grantors. Ford Credit and Ford Credit Leasing (each only as to itself) as Grantors hereunder hereby each represent and warrant to the RCL Trustee that:

          (a) it has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted;

          (b) it is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications;

          (c) it has the full power and authority to execute and deliver this Agreement, to carry out its terms and to transfer, convey and deposit the RCL Assets to be deposited with the RCL Trustee as part of RCL and has duly authorized such acts by all necessary corporate action;

          (d) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, its certificate of incorporation or by-laws, or any indenture, agreement or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, or violate any law or, to the best of its knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties; and

          (e) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.


                                   ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          Section 5.1  Establishment of RCL Account.

          (a) The RCL Trustee, for the benefit of RCL, shall establish and maintain in the name of the RCL Trustee an account known as the RCL Account (the "RCL Account") in an office of the RCL Trustee, bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of RCL and Ford Credit Leasing as assignee under the RCL Assignment Agreement.

          (b) RCL and Ford Credit Leasing as assignee under the RCL Assignment Agreement shall possess all right, title and interest in and to all funds on deposit from time to time in the RCL Account and in all proceeds thereof. The RCL Account shall be under the sole dominion and control of the RCL Trustee for the benefit of the RCL Beneficiaries.

          Section 5.2  Application of RCL Assets.

          (a) All amounts received by the RCL Trustee with respect to or as proceeds of RCL Assets shall be deposited into the RCL Account and invested as directed by the RCL Beneficiaries. Unless express investment instructions are given by the RCL Beneficiaries, the RCL Trustee shall not be required to invest any amounts deposited in the RCL Account. The RCL Trustee shall have no liability (i) for results of any investments taken or omitted to be taken in accordance with the instructions of any RCL Beneficiary, or (ii) for failing to take any action or to refrain from taking any action for the reasons described in Sections 6.4(b) and 6.4(c).

          (b) Distributions of amounts in the RCL Account shall be made by the RCL Trustee as directed by the RCL Beneficiaries to the extent that funds have been deposited in the RCL Account after all payments have been made under the Program Operating Lease, the Indenture and the Lease Trust Agreement. Distributions from RCL Assets during the term of the Program Operating Lease shall be distributed in accordance with the Program Operat-ing Lease. After the effective date of the RCL Assignment Agreement, any distribution directed by the RCL Beneficiaries shall be subject to such RCL Assignment Agreement such that an amount equal to 1% of the aggregate amount of such distribution shall be distributed to Ford Credit Leasing and the remaining 99% of such aggregate amount shall be distributed to the RCL Beneficiaries in accordance with their respective Percentage Interests in RCL.

          (c) As directed by the RCL Beneficiaries, the RCL Trustee shall withdraw the amounts remaining on deposit in the RCL Account after payment of the 1% due to Ford Credit Leasing pursuant to the RCL Assignment Agreement and apply such amounts in the following order of priorities:

                    (i)  to the RCL Trustee an amount equal to the sum of
     (x) the fees payable to the RCL Trustee for its services hereunder and
     (y) its reasonable expenses incurred in connection with the exercise and performance of its rights and duties hereunder;

                    (ii) to pay any other amounts then owing by RCL to any Person; and

                    (iii) as a distribution to the RCL Beneficiaries in accordance with their respective Percentage Interests in accordance with Section 5.2(b).

          (d) On each Payment Date the RCL Trustee shall deliver to each RCL Beneficiary and Ford Credit Leasing as assignee under the RCL Assignment Agreement a report setting forth, (i) the amount of fees and expenses paid to the RCL Trustee pursuant to Section 5.2(c)(i), and (ii) the amount of distributions paid to each RCL Beneficiary pursuant to
Section 5.2(c)(ii).

          Section 5.3 Accounting and Reports to RCL Beneficiaries, the Internal Revenue Service and Others.




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




The RCL Trustee shall (a) maintain (or cause to be maintained) the books of RCL on a calendar year basis on the accrual method of accounting, (b) deliver to each RCL Beneficiary such information as may be required by the Code and applicable Treasury Regulations or otherwise, including such information as may be required to enable each RCL Beneficiary to prepare its federal income tax returns, (c) file any tax returns relating to RCL and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder in accordance with Section 11.1 and (d) cause such tax returns to be signed in the manner required by law.

          Section 5.4 Signature on Returns; Tax Matters Partner. The RCL Trustee shall sign on behalf of RCL any and all tax returns of RCL, unless applicable law requires a RCL Beneficiary to sign such documents, in which case such documents shall be signed by Ford Credit Leasing. To the extent one may be required, Ford Credit Leasing shall be the "tax matters partner" of RCL pursuant to the Code.

          Section 5.5 Series 1995-1 Collection Account. (a) The Series 1995-1 Collection Account has been established pursuant to the Series 1995-1 Supplement at an Eligible Institution (which initially shall be ________) by the Administrative Agent in the name of the RCL Trustee for the benefit of RCL. The Series 1995-1 Collection Account shall be under the sole dominion and control of the RCL Trustee; provided, that the rights of the RCL Trustee with respect to the Series 1995-1 Collection Account and to any funds on deposit from time to time therein shall be subject to the security interest of the Indenture Trustee until the Outstanding Amount of the Notes has been reduced to zero, and thereafter, to the security interest of the Lease Trustee, until the Aggregate Certificate Balance has been reduced to zero; provided, further, that the Administrative Agent may make deposits to and withdrawals from the Series 1995-1 Collection Account in accordance with clause second of Section 5.2(c) and Section 5.2(d) of the FCTT Agreement, Section 6.2(b) of the Administrative Agency Agreement and Section 5.2(a) of the Supplement. All deposits to and withdrawals from the Series 1995-1 Collection Account shall be made only upon the terms and conditions of the Basic Documents.

          (b) Any amounts on deposit in the Series 1995-1 Collection Account shall be invested by the Administrative Agent, acting on behalf of the RCL Trustee and at the direction of the RCL Beneficiaries, in Permitted Investments with a maturity date no later than the next succeeding Payment Date. All investment earnings on amounts deposited in the Series 1995-1 Collection Account, including any proceeds thereof, shall be credited to the Series 1995-1 Collection Account, and losses, if any, resulting from Permitted Investments in the Series 1995-1 Collection Account shall be charged to the Series 1995-1 Collection Account. All such investment income shall be reported for federal income tax purposes as earned (i) 99% by RCL and (ii) 1% by Ford Credit Leasing, and the 99% accruing to RCL shall be reported in accordance with the Percentage Interests of Ford Credit and Ford Credit Leasing in RCL. The authority of the Administrative Agent to make deposits to and withdrawals from the Series 1995-1 Collection Account and to invest the amounts on deposit therein is revocable at any time by the RCL Trustee acting at the direction of the Indenture Trustee until the Outstanding Amount of Notes has been reduced to zero, and thereafter, the Lease Trustee until the Aggregate Certificate Balance has been reduced to zero. If the institution at which the Series 1995-1 Collection Account is established ceases to be an Eligible Institution, the RCL Trustee shall cause the Series 1995-1 Collection Account to be moved to an Eligible Institution within 10 Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

          Section 5.6 Series 1995-1 Payahead Account. (a) The Series 1995-1 Payahead Account has been established pursuant to the Series 1995-1 Supplement at an Eligible Institution (which initially shall be ___________) by the Administrative Agent in the name of the RCL Trustee for the benefit of RCL. The Series 1995-1 Payahead Account shall be under the sole dominion and control of the RCL Trustee; provided, that the rights of the RCL Trustee with respect to the Series 1995-1 Payahead Account and to any funds on deposit from time to time therein shall be subject to the security interest of the Indenture Trustee until the Outstanding Amount of the Notes has been reduced to zero, and thereafter, to the security interest of the Lease Trustee,until the Aggregate Certificate Balance has been reduced to zero; pro-vided, further, that the Administrative Agent may make deposits to and withdrawals from the Series 1995-1 Payahead Account in accordance with
Section 6.1(a) of the Administrative Agency Agreement and Section 5.2(b) of the Supplement. All deposits to and withdrawals from the Series 1995-1 Payahead Account shall be made only upon the terms and conditions of the Basic Documents.

          Any amounts on deposit in the Series 1995-1 Payahead Account shall be invested by the Administrative Agent, acting on behalf of the RCL Trustee and at the direction of the RCL Beneficiaries, in Permitted Investments with a maturity date no later than the next succeeding Payment Date. All investment earnings on amounts deposited in the Series 1995-1 Payahead Account, including any proceeds thereof, shall be credited to the RCL Account, and losses, if any resulting from Permitted Investments in the Series 1995-1 Payahead Account shall be charged to the RCL Account. All such investment income shall be reported for federal income tax purposes as earned (i) 99% by RCL and (ii) 1% by Ford Credit Leasing, and the 99% accruing to RCL shall be reported in accordance with the Percentage Interests of Ford Credit and Ford Credit Leasing in RCL. The authority of the Administrative Agent to make deposits to and withdrawals from the Series 1995-1 Payahead Account and to invest the amounts on deposit therein is revocable at any time by the RCL Trustee, acting at the direction of the Indenture Trustee until the Outstanding Amount of Notes has been reduced to zero, and thereafter, the Lease Trustee, until the Aggregate Certificate Balance has been reduced to zero. If the institution at which the Series 1995-1 Payahead Account is established ceases to be an Eligible Institution, the RCL Trustee shall cause the Series 1995-1 Payahead Account to be moved to an Eligible Institution within 10 Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent.

                                   ARTICLE VI
                                  RCL TRUSTEE

          Section 6.1 Duties of RCL Trustee. (a) The RCL Trustee shall perform such duties, and only such duties, as are specifically set forth in this Agreement, including the conservation of RCL and the RCL Assets in the interest of the RCL Beneficiaries. No implied covenants or obligations shall be read into this Agreement.

          (b) In the absence of bad faith on its part, the RCL Trustee may conclusively rely upon certificates or opinions furnished to the RCL Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the RCL Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

          (c) The RCL Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this Section 6.1(c) shall not limit the effect of Sections 6.1(a) or (b);

          (ii) the RCL Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the RCL Trustee was grossly negligent in ascertaining the pertinent facts; and

          (iii) the RCL Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.4.

          (d) Subject to Sections 5.1 and 5.2, the RCL Trustee need not segregate funds received hereunder in any manner except to the extent required by law and may deposit such funds under such general conditions as may be prescribed by law, and the RCL Trustee shall not be liable for any interest thereon.

          (e) No RCL Beneficiary shall direct the RCL Trustee to take any action that (i) is inconsistent with the purposes of RCL set forth in
Section 2.3 or (ii) would result in RCL's becoming taxable as an "association" for federal income tax or state income or franchise tax purposes. The RCL Trustee shall not take any action that (i) is inconsistent with the purposes of RCL set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the RCL Trustee, result in RCL's becoming taxable as an "association" for federal income tax or state income or franchise tax purposes.

          Section 6.2 Rights of RCL Trustee. The RCL Trustee is authorized and directed to execute and deliver this Agreement and each certificate or other document attached as an exhibit to or contemplated by this Agreement to which RCL is to be a party, in such form as the RCL Beneficiaries shall approve as evidenced conclusively by the RCL Trustee's execution thereof. The RCL Beneficiaries shall not direct the RCL Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of RCL or the RCL Trustee under this Agreement or would be contrary to Section 2.3, nor shall the RCL Trustee be obligated to follow any such direction, if given.

          Section 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created, The Chase Manhattan Bank (USA) acts solely as the RCL Trustee hereunder and not in its individual capacity and all Persons having any claim against the RCL Trustee by reason of the transactions contemplated by this Agreement shall look only to the RCL Assets available for payment or satisfaction thereof. The RCL Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The RCL Trustee also agrees to disburse all moneys actually received by it constituting part of the RCL Assets upon the terms of this Agreement. The RCL Trustee shall not be liable or accountable hereunder under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of its representations or warranties contained in Section 6.6. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the RCL Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any RCL Beneficiary;

          (b) no provision of this Agreement shall require the RCL Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the RCL Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (c) the RCL Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by Ford Credit and Ford Credit Leasing or for the form, character, genuineness, sufficiency, value or validity of any of the RCL Assets or any related documents, and the RCL Trustee shall in no event assume or incur any liability, duty or obligation to any RCL Beneficiary, other than as expressly provided for herein; and

          (d) the RCL Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of any RCL Beneficiary, unless such RCL Beneficiary has offered to the RCL Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the RCL Trustee therein or thereby. The right of the RCL Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the RCL Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

          Section 6.4  Action upon Instruction by RCL Beneficiaries.

          (a) The RCL Beneficiaries may direct the RCL Trustee to take action or refrain from taking action permitted hereunder and under the other Basic Documents with respect to the RCL Assets in which they have a beneficial interest. Such direction may be exercised at any time by written instructions of the RCL Beneficiaries holding a 100% beneficial interest in RCL.

          (b) Notwithstanding the foregoing, the RCL Trustee shall not be required to take any action or refrain from taking any action hereunder if the RCL Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the RCL Trustee or is contrary to the terms hereof or is otherwise contrary to law.

          (c) Whenever the RCL Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the RCL Trustee may request an Opinion of Counsel as to such application, intent, interpretation or meaning, or may give notice (in such form as shall be appropriate under the circumstances) to the RCL Beneficiaries requesting instruction as to the course of action to be adopted, and, to the extent the RCL Trustee acts in good faith in accordance with such Opinion of Counsel or any such instruction received from such RCL Beneficiaries, as the case may be, the RCL Trustee shall not be liable on account of such action to any Person.
If the RCL Trustee shall not have received an Opinion of Counsel or appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and as it shall deem to be in the best interests of the RCL Beneficiaries, and the RCL Trustee shall have no liability to any Person for any such action or inaction.

          Section 6.5 Furnishing of Documents. The RCL Trustee shall furnish to the RCL Beneficiaries, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the RCL Trustee by the Administrative Agent or otherwise.

          Section 6.6 Representations and Warranties of RCL Trustee. The RCL Trustee hereby represents and warrants to the RCL Beneficiaries that:

          (a) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) it has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

          (c) the execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the RCL Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the RCL Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the RCL Trustee, and
(iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, any mortgage, indenture, contract, agreement or other undertaking to which the RCL Trustee is a party;

          (d) the execution, delivery and performance by the RCL Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which RCL was formed;

          (e) this Agreement has been duly executed and delivered by the RCL Trustee and constitutes the legal, valid and binding agreement of the RCL Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

          (f) no legal or governmental proceedings are pending to which the RCL Trustee is a party or of which any property of the RCL Trustee is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the RCL Trustee and will not materially and adversely affect the performance by the RCL Trustee of its obligations under, or the validity and enforceability of this Agreement.

          Section 6.7  Reliance; Advice of Counsel.

          (a) The RCL Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The RCL Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the RCL Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the RCL Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, the RCL Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the RCL Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the RCL Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The RCL Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with any Opinion of Counsel or advice of any accountants or other such skilled professionals and not contrary to this Agreement.

          Section 6.8 RCL Trustee May Own Lease Trust Certificates and Notes. The RCL Trustee in its individual or any other capacity may become the owner or pledgee of Lease Trust Certificates or Notes and may deal with the RCL Beneficiaries, the Administrative Agent, the Lease Trustee and the Indenture Trustee in transactions in the same manner as it would have if it were not the RCL Trustee.

          Section 6.9 Compensation. The RCL Trustee shall receive as compensation for its services hereunder such fees as shall be separately agreed upon from time to time between the RCL Beneficiaries and the RCL Trustee. The RCL Trustee shall be entitled at all times to be reimbursed for its reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the RCL Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. Such fees and reimbursements shall be paid first, from RCL Assets in accordance with Section 5.2(c), and second, to the extent of any shortfall, directly by the RCL Beneficiaries in accordance with their respective Percentage Interests.

          Section 6.10 Resignation or Removal of RCL Trustee. (a) The RCL Trustee shall not resign without the consent of the RCL Beneficiaries unless (i) the RCL Trustee shall cease to be eligible in accordance with the provisions of Section 6.13, (ii) the RCL Trustee shall be incapable of acting or it shall be illegal for the RCL Trustee to act, or (iii) the RCL Trustee shall have given at least 60 days' prior written notice to the RCL Beneficiaries.

          (b) The RCL Beneficiaries may remove the RCL Trustee (and shall remove the RCL Trustee in the case of the occurrence of an event described in clause (i) or (iv)):

          (i) if the RCL Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the RCL Beneficiaries;

          (ii)  if the RCL Trustee shall become bankrupt or insolvent;

          (iii) if a receiver or other public officer shall be appointed or takes charge or control of the RCL Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

          (iv) if the RCL Trustee shall otherwise be incapable of acting or it shall be illegal for the RCL Trustee to act.

          (c) If the RCL Trustee is removed or if a vacancy exists in the office of trustee for any reason, the RCL Beneficiaries shall promptly appoint a successor trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing trustee so removed and one copy to the successor trustee). If a successor trustee shall not have been appointed within 30 days after the giving of a written notice of resignation or the delivery of the written instrument with respect to such removal, the RCL Trustee or the RCL Beneficiaries may apply to any court of competent jurisdiction to appoint a successor trustee to act until such time, if any, as a successor trustee shall have been appointed as provided above. Any successor trustee so appointed by such court shall upon 30 days written notice from the RCL Beneficiaries be superseded by any successor trustee appointed as provided above within one year from the date of the appointment by such court.

          (d) Any resignation or removal of the RCL Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall not become effective until a written acceptance of appointment is delivered by the successor trustee. Any succes-sor trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee.

          (e) The predecessor trustee shall upon payment of its fees and expenses deliver to the successor trustee all books, records, accounts, documents and statements and monies held by it under this Agreement. The predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. The predecessor trustee shall cooperate with the successor trustee to ensure that the successor trustee has all books, records, accounts, documents, statements and other relevant information relating to the RCL Assets.

          Section 6.11 Merger or Consolidation of RCL Trustee. Any corporation or other Person into which the RCL Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the RCL Trustee shall be a party, or any corporation or other Person succeeding to all or substantially all of the corporate trust business of the RCL Trustee, shall be the successor of the RCL Trustee hereunder, provided such corporation shall be eligible in accordance with the provisions of Section 6.13, without, unless otherwise required by law, the execution or filing of any instrument or any further act on the part of any of the parties hereto.

          Section 6.12 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any RCL Assets may at the time be located, the RCL Beneficiaries acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the RCL Beneficiaries to act as co-trustee, jointly with the RCL Trustee, or as separate trustee or trustees, of all or any part of RCL and the RCL Assets, and to vest in such Person, in such capacity, such title to RCL, or any RCL Asset, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the RCL Beneficiaries and the RCL Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to be eligible in accordance with the provisions of Section 6.13; provided that no co-trustee or separate trustee under this Agreement may be a RCL Beneficiary or any Affiliate thereof.

          (b) Each co-trustee and separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the RCL Trustee shall be conferred upon and exercised or performed by the RCL Trustee and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee is not authorized to act separately without the RCL Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the RCL Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to RCL or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee or separate trustee, but solely at the direction of the RCL Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the RCL Beneficiaries and the RCL Trustee acting jointly may at any time accept the resignation of or remove any co-trustee or separate trustee.

          (c) Any notice, request or other writing given to the RCL Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.
Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the RCL Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the RCL Trustee. Each such instrument shall be filed with the RCL Trustee and a copy thereof given to each RCL Beneficiary.

          (d) Any co-trustee or separate trustee may at any time appoint the RCL Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the RCL Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 6.13 Eligibility Requirements for RCL Trustee. The RCL Trustee or any successor trustee, as the case may be, shall at all times:
(a) be a corporation or a banking association organized under the laws of the United States of America or any state thereof; (b) be authorized to exercise corporate trust powers; (c) be qualified to act as a trustee and hold RCL Assets in those states in which RCL Assets are located (or have appointed a co-trustee or separate trustee to hold RCL Assets in such state); and (d) have its principal place of business in the State of Delaware.

                                  ARTICLE VII
                         TERMINATION OF TRUST AGREEMENT

          Section 7.1  Termination of Trust Agreement.

     (a) This Agreement (other than Section 2.7) and RCL shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by the RCL Trustee of all moneys or other property constituting RCL Assets; and (ii) notwithstanding the provisions of Section 3808 of the Trust Statute, the Bankruptcy or insolvency of Ford Credit Leasing. This Agreement and RCL may also terminate at the express written direction of the RCL Beneficiaries so long as the Series 1995-1 Certificates are not outstanding. Notwithstanding the foregoing, in no event, however, shall RCL continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Hurled David Smith, currently residing in Clarkston, Michigan, living on the date of this Agreement.

     (b) Upon termination of RCL, after satisfaction of all creditors, if any, of RCL, the RCL Assets shall be distributed to the RCL Beneficiaries in accordance with Section 5.2(b).


                                  ARTICLE VIII
                                   AMENDMENTS

          Section 8.1 Amendments. (a) This Agreement may be amended by the RCL Beneficiaries and the RCL Trustee at any time; provided, however, that such action shall not, (x) as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Holder of a Series 1995-1 Certificate (unless each such Holder has consented thereto), (y) as confirmed by each Rating Agency rating the Notes and the Lease Trust Certificates, cause the then current rating of any Class of Notes or the Lease Trust Certificates to be withdrawn or reduced, or (z) as evidenced by an Opinion of Counsel, (i) affect the treatment of the Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (iii) cause RCL, FCTT or the Lease Trust to be taxed as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes.

                                   ARTICLE IX
                                  TAX MATTERS

          SECTION 9.1 Tax Characterization. It is the intention of the parties hereto that, for purposes of federal, state and local income taxes and state franchise taxes, and the Michigan Single Business Tax, RCL shall be treated as a grantor trust. The parties agree that, unless otherwise required by appropriate tax authorities, RCL shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of RCL as a grantor trust for such tax purposes. If, however, RCL is characterized as a separate entity for federal income tax or state income or franchise tax purposes other than a grantor trust, it is the intention of the parties hereto that it qualify as a partnership for such purposes.

                                   ARTICLE X
                                 MISCELLANEOUS

          Section 10.1 No Legal Title to RCL Assets; Direction of RCL Trustee Actions. The RCL Beneficiaries shall not have legal title to any RCL Assets. The RCL Beneficiaries shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VII. Notwithstanding anything herein to the contrary, the RCL Trustee shall take no action with respect to any RCL Asset except as provided in the Basic Documents or upon direction of the RCL Beneficiaries.

          Section 10.2 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the RCL Trustee, the Grantors and the RCL Beneficiaries and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in RCL or the RCL Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          Section 10.3 Notices. All demands, notices and communications upon or to the Grantors, the RCL Beneficiaries and the RCL Trustee shall be in writing, and shall be personally delivered, sent by electronic facsim-ile or overnight delivery service or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given to the intended recipient upon receipt at the respective addresses listed below, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

                 (i)   In the case of Ford Credit Leasing:

                       Ford Credit Leasing Company, Inc.
                       The American Road
                       FMCC Building
                       Dearborn, Michigan 48121
                       Attention: Treasurer
                       Fax: 313-594-0735
                       Telephone: 313-845-4072

                 (ii)  In the case of Ford Credit:

                       Ford Motor Credit Company
                       The American Road
                       FMCC Building
                       Dearborn, Michigan 48121
                       Attention:  Secretary
                       Fax: 313-337-1160
                       Telephone: 313-594-7765

                 (iii)  In the case of the RCL Trustee

                       The Chase Manhattan Bank (USA)
                       802 Delaware Avenue
                       Wilmington, Delaware 19801
                       Attention:  Trust Department
                       Fax: __________
                       Telephone: __________

                       With a copy to:

                       The Chase Manhattan Bank, N.A.
                       4 Chase Metro Tech Center
                       Brooklyn, New York  11245

          Any notice to be delivered to any RCL Beneficiary which is a permitted assignee hereunder of either initial RCL Beneficiary, shall be delivered at the address provided to the RCL Trustee by such Person.

          Section 10.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, or the rights of any RCL Beneficiaries.

          Section 10.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          Section 10.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the RCL Trustee and each RCL Beneficiary and their respective successors and permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by a RCL Beneficiary shall bind the successors and assigns of such RCL Beneficiary.

          Section 10.7 No Recourse. Each RCL Beneficiary, acknowledges that such RCL Beneficiary holds a beneficial interest in RCL only and does not have any other interest in the property or assets of RCL or the RCL Trustee.

          Section 10.8 No Petition. The RCL Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to RCL without having an independent reasonable good faith belief that RCL is insolvent and having received the unanimous prior approval of all RCL Beneficiaries and the delivery to the RCL Trustee by each such RCL Beneficiary of a certificate certifying that such RCL Beneficiary reasonably believes that RCL is insolvent. Notwithstanding the foregoing, the RCL Trustee and Ford Credit each hereby covenants that for a period of one year and one day after payment in full of the Series 1995-1 Certificates pursuant to the terms of this Agreement, it will not institute against, or join any Person in instituting against, FCTT or Ford Credit Leasing any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States.

          Section 10.9 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                   THE CHASE MANHATTAN BANK (USA),
                                     as trustee


                                   By:
                                      ---------------------------
                                   Name:
                                   Title:


                                   FORD CREDIT LEASING COMPANY, INC.,
                                     as a Grantor and RCL Beneficiary


                                        By:
                                           ---------------------------
                                        Name:
                                        Title:


                                   FORD MOTOR CREDIT COMPANY,
                                     as a Grantor and RCL Beneficiary


                                        By:
                                           ---------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                        [FORM OF CERTIFICATE OF TRUST]


                            CERTIFICATE OF TRUST OF
                                RCL TRUST 1995-1



          THIS Certificate of Trust of RCL TRUST 1995-1 (the "Trust"), dated as of _______________, 1995, is being duly executed and filed by The Chase Manhattan Bank (USA), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code,
Section  3801 et seq.).

          1. Name. The name of the business trust formed hereby is RCL TRUST 1995-1.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Chase Manhattan Bank
(USA), 802 Delaware Avenue, Wilmington, Delaware 19801.

          3.   This Certificate of Trust shall be effective on ___________
__, 1995.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                             THE CHASE MANHATTAN BANK (USA),

                             not in its individual capacity
                             but solely as RCL Trustee
                             under an Amended and Restated
                             Trust Agreement, dated as
                             of __________ __ , 1995
                             By:___________________________
                                Name:
                                Title:

                                                                       EXHIBIT B

                      [Form of RCL Assignment Agreement]

          Reference is made to RCL Trust 1995-1, continued pursuant to the Amended and Restated Trust Agreement, dated as of ______ ___, 1995 (the "RCL Trust Agreement"), among Ford Motor Credit Company ("Ford Credit"), Ford Motor Credit Leasing, Inc. ("Ford Credit Leasing") and The Chase Manhattan Bank (USA), as trustee (in such capacity, the "RCL Trustee"). Terms which are used in this RCL Assignment Agreement but are not defined herein have the meanings assigned to them in the RCL Trust Agreement.

          As contemplated by Section 2.3 of the RCL Trust Agreement, RCL Trust 1995-1 hereby assigns, transfers and otherwise conveys to Ford Credit Leasing a 1% interest in each asset, right, and liability of RCL Trust 1995-1, including each RCL Asset and the obligations of RCL Trust 1995-1 under the Program Operating Lease and Ford Credit Leasing hereby accepts such assignment, transfer and conveyance. Such assignment, transfer and conveyance shall include the assignment of a RCL Lease Trust Certificate evidencing 1% of the RCL Lease Trust Certificates and any amounts payable to RCL Trust 1995-1 pursuant to the Transfer Agreement. Ford Credit and Ford Credit Leasing hereby agree that after giving effect to such assignment, transfer and conveyance, Ford Credit Leasing's percentage beneficial interest in RCL Trust 1995-1 shall be reduced from 2% to the percentage equivalent of a fraction, the numerator of which is 1 and the denominator of which is 99, and Ford Credit's percentage beneficial interest in RCL Trust 1995-1 shall be increased from 98% to the percentage equivalent of a fraction, the numerator of which is 98 and the denominator of which is 99. Accordingly, 1% all funds coming into the possession of RCL, that are not required to be held or paid over to the Lease Trust by the property of Ford Credit Leasing and shall be paid by the RCL Trustee to Ford Credit Leasing.

          This RCL Assignment Agreement is made pursuant to and in reliance upon the representations, warranties and agreements set forth in the RCL Trust Agreement.

          THIS RCL ASSIGNMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the parties hereto have caused this RCL Assignment Agreement to be duly executed as of _________ __, 1995.


                         RCL TRUST 1995-1,
                           assignor

                         By: THE CHASE MANHATTAN BANK (USA), not in its individual capacity but solely as trustee,

                              By: ______________________
                                  Name:
                                  Title:

                         FORD CREDIT LEASING COMPANY, INC.,
                           as assignee and RCL Beneficiary,

                              By: ______________________
                                  Name:
                                  Title:

                         FORD MOTOR CREDIT COMPANY, as
                           RCL Beneficiary

                              By: ______________________
                                  Name:
                                  Title:



                                      B-1